EXHIBIT 4.1

LOAN AGREEMENT

Between

CITY OF MADISON, WISCONSIN

and

MADISON GAS AND ELECTRIC COMPANY

Dated as of April 1, 2020

NOTE:

THIS LOAN AGREEMENT HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE OF TRUST DATED AS OF APRIL 1, 2020, WITH THE CITY OF MADISON, WISCONSIN, AS AMENDED OR SUPPLEMENTED. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT 1555 NORTH RIVERCENTER DRIVE, SUITE 203, MILWAUKEE, WISCONSIN 53212.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION

1

Section 1.1

Definitions.

1

Section 1.2

Rules of Construction

2

ARTICLE II REPRESENTATION

3

Section 2.1

Representations by Issuer

3

Section 2.2

Representations by Company

4

ARTICLE III AGREEMENT TO ISSUE BONDS AND MAKE LOAN; AGREEMENTS WITH RESPECT TO REFUNDING OF THE SERIES

2002B BONDS; USE OF PROCEEDS

5

Section 3.1

Agreement to Make Loan; Agreements with Respect to the

Refunding of the Series 2002B Bonds

5

Section 3.2

Agreement to Issue Bonds

5

Section 3.3

Limitation of Issuer’s Liability

5

Section 3.4

Compliance with Indenture

6

Section 3.5

Refunding Fund

6

ARTICLE IV PAYMENT

6

Section 4.1

Amounts Payable

6

Section 4.2

Payments Assigned

7

Section 4.3

Default in Payments

7

Section 4.4

Obligations of Company Unconditional

8

ARTICLE V SPECIAL COVENANTS

8

Section 5.1

Issuer’s Expenses; Indemnification

8

Section 5.2

Limitation of Liability of Directors, etc

9

Section 5.3

Maintenance of Corporate Existence

9

Section 5.4

Maintenance of Existence of Issuer

10

Section 5.5

Company’s Performance Under Indenture; Amendments to

Indenture

10

Section 5.6

Use of Proceeds; Other Matters with Respect to Project, Bonds and

Tax Exemption

10

Section 5.7

Reference to Bonds Ineffective After Bonds Paid and Other

Obligations Satisfied

11

Section 5.8

Financial Records

11

Section 5.9

Credit Facility

11

Section 5.10

Disposition of Bond Proceeds

12

Section 5.11

Investment of Bond Fund and Refunding Fund Moneys Permitted

12

Section 5.12

No Warranty of Project

12

TABLE OF CONTENTS cont’d.

Page

Section 5.13

Maintenance of Project by Company

12

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES

13

Section 6.1

Event of Default Defined

13

Section 6.2

Remedies on Default

15

Section 6.3

No Remedy Exclusive.

15

Section 6.4

Attorneys’ Fees and Other Expenses

15

Section 6.5

No Additional Waiver Implied by One Waiver

16

ARTICLE VII PREPAYMENT AND REDEMPTION

16

Section 7.1

Prepayment and Redemption

16

ARTICLE VIII [RESERVED]

16

ARTICLE IX MISCELLANEOUS

16

Section 9.1

Appointment of Remarketing Agent

16

Section 9.2

Term of Agreement

16

Section 9.3

Notices, etc

16

Section 9.4

Amendments to Agreement and Note

16

Section 9.5

Successors and Assigns

17

Section 9.6

Severability

17

Section 9.7

Applicable Law; Entire Understanding

17

Section 9.8

Counterparts

17

Section 9.9

Trustee as Third-Party Beneficiary

17

EXHIBIT A – Description of the Project EXHIBIT B – Promissory Note

THIS LOAN AGREEMENT, made as of the first day of April, 2020, by and between the CITY OF MADISON, WISCONSIN (the “Issuer”), and MADISON GAS AND

ELECTRIC COMPANY, a Wisconsin corporation (the “Company”):

WITNESSETH:

WHEREAS, the Issuer is empowered pursuant to Section 66.1103, Wisconsin Statutes, as amended (the “Act”), which authorizes the Issuer to (i) borrow money and issue industrial development revenue bonds (a) to finance all or part of the costs of industrial projects, including facilities for the generation, manufacturing, transmission, or distribution of electric energy or gas, and (b) to refund the whole or any part of any revenue bonds theretofore issued by the Issuer; and (ii) enter into revenue agreements with eligible participants with respect to such revenue bonds; and

WHEREAS, the Issuer previously issued $19,300,000 aggregate principal amount of its Industrial Development Revenue Refunding Bonds, Series 2002B (Madison Gas and Electric Company Project) (the “Series 2002B Bonds”) to refund a like principal amount of the Issuer’s Industrial Development Revenue Refunding Bonds, Series 1992B (Madison Gas and Electric Company Project) for the purpose of decreasing borrower costs for facilities for the local furnishing of electric energy by the Company, which facilities are further described in Exhibit A hereto (the “Project”); and

WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer determined that it is desirable to issue its Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A in the aggregate principal amount of

$19,300,000 (the “Bonds”) and loan the proceeds to the Company to refund in whole the Series 2002B Bonds; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Definitions.   All words and terms defined in Article I of the Indenture   shall have the same meanings when such words and terms are used in this Agreement. In addition, the following words and terms shall have the following meanings, unless the context otherwise requires:

“Agreement” means this Loan Agreement between the Issuer and the Company, dated as of the date hereof, including any amendments hereto as herein permitted.

“Bond Documents” means this Agreement, the Indenture, the Note, the Remarketing

Agreement, the Tender Agent Agreement, the Bonds and the Bank Covenant Agreement.

“Closing Date” means the date of the issuance and delivery of the Bonds.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including, when appropriate, all applicable regulations thereunder whether proposed, temporary or final and, in addition, all official rulings and judicial determinations applicable to the Bonds under the Code.

“Company” means Madison Gas and Electric Company, a Wisconsin corporation, its successors and any surviving, resulting or transferee entity as permitted by Section 5.3 herein.

“Event of Default” means any of the events enumerated in Section 6.1 herein. “Indenture” means the Indenture of Trust of even date herewith, between the Issuer and the Trustee, relating to the Bonds, as the same may be supplemented from time to time as therein permitted.

“Loan” means the loan from the Issuer to the Company to be made in the manner provided in this Agreement and as evidenced by the Note.

“Note” means the promissory note of the Company dated the Closing Date in substantially the form attached as Exhibit B hereto and delivered to the Issuer, and any amendments, supplements or substitutions thereto and therefor.

“Payment of the Bonds” means payment in full of the principal of, premium, if any, and interest on the Bonds or provision for such payment sufficient to discharge the Indenture as provided therein.

“Project” means the facilities described in Exhibit A attached hereto, as the same may at any time exist.

“State” means the State of Wisconsin.

Section 1.2   Rules of Construction.  The following rules shall apply to the construction of this Agreement, unless the context otherwise requires:

(a)

Words importing the singular number shall include the plural number and vice versa.

(b)

Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

(c)

All references herein to particular articles or sections are references to articles or sections of this Agreement.

(d)

The headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall affect its meaning, construction or effect.

ARTICLE II REPRESENTATION

Section 2.1

Representations by Issuer. The Issuer makes the following representations as the basis for its undertakings hereunder:

(a)

The Issuer is a political subdivision organized and existing under the laws of the State and is a “municipality” as defined in the Act.

(b)

The Issuer is authorized and empowered by the provisions of the Act (i) to issue the Bonds, and (ii) to enter into, and perform its obligations under, the Bond Documents to which it is a party.

(c)

To the knowledge of the Issuer, there are no actions, suits, proceedings, inquiries or investigations pending, or threatened, against the Issuer in any court or before any governmental authority or arbitration board or tribunal which involve the Bond Documents to which it is a party or any other agreement or instrument to which the Issuer is a party and which is used or contemplated for use in connection with the sale of the Bonds.

(d)

The issuance and sale of the Bonds and the execution and delivery by the Issuer of the Bond Documents to which it is a party and the compliance by the Issuer with all of the provisions of each thereof (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, and will not conflict with, or constitute on the part of the Issuer a violation of or a breach of or default under, or (except as contemplated by the Indenture) result in the creation of any lien or encumbrance upon any property of the Issuer under the provisions of, any charter instrument, bylaw, agreement or other instrument to which the Issuer is a party or by which the Issuer is bound, and (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

(e)

No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with (1) the issuance and delivery of the Bonds by the Issuer, (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of the Bond Documents to which it is a party, or (3) the assignment by the Issuer of its rights under this Agreement and the Note (except for the right of the Issuer to indemnification, notice and payment of fees and expenses) and the performance by the Issuer of its obligations in the manner and under the terms and conditions as provided herein will comply with all applicable federal, state and local laws and any rules and regulations promulgated thereunder by any regulatory authority or agency.

(f)

Neither this Agreement, the Note nor any of the payments to be received by the Issuer under this Agreement or the Note, have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

(g)

The Bonds being issued, authenticated and delivered contemporaneously herewith have been duly and validly authorized, executed, authenticated, issued and delivered and constitute legal, valid and binding special, limited obligations of the Issuer, entitled to the benefit and security of the Indenture, which security shall include the Note and the Issuer’s rights under this Agreement, as provided in the Indenture.

(h)

The Bond Documents to which the Issuer is a party have been duly and validly authorized, executed and delivered by the Issuer and are in all respects in full force and effect and constitute the legal, valid and binding obligations of the Issuer, and the Issuer is not in default under the Indenture or this Agreement.

(i)

The Issuer hereby finds that making the Loan will serve the purposes of the Act.

(j)

No official or employee of the Issuer or member of the Common Council of the Issuer has a conflict of interest relating to the issuance of the Bonds or any of the agreements entered into in connection therewith which is prohibited by Section 3.47 of the Madison General Ordinances or by Section 19.59 or 946.13, Wisconsin Statutes.

Section 2.2

Representations by Company.

The Company makes the following representations as the basis for its undertakings hereunder:

(a)

The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and (ii) has all requisite corporate power and authority to execute and deliver this Agreement and the other Bond Documents to which it is a party, and to perform its obligations hereunder and thereunder.

(b)

There are no proceedings pending against, or to the knowledge of the Company threatened against or affecting, the Company in any court or before any governmental authority or arbitration board or tribunal which could be reasonably expected to materially and adversely affect the validity or enforceability of this Agreement, the other Bond Documents to which the Company is a party or any instrument to which the Company is a party and which is used or contemplated for use in the consummation of the transaction contemplated hereby or thereby.

(c)

The execution and delivery by the Company of this Agreement and the other Bond Documents to which it is a party and the compliance by the Company with all of the provisions hereof and thereof (i) are within the corporate power of the Company, (ii) are legal and will not conflict with or result in any breach of any provisions of, or constitute a default under, or (except as contemplated by this Agreement or the other Bond Documents to which the Company is a party) result in the creation of any lien or encumbrance upon any property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company is a party or by which it may be bound, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

(d)

None of the Company, any of its business or properties, or any relationship between the Company and any other person, in each case, in connection with the execution, delivery and performance by the Company of this Agreement or the other Bond Documents to which it is a party, or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company other than the approval by the Public Service Commission of Wisconsin, which approval has been obtained and is in full force and effect and except for such approvals as may be required in connection with any applicable blue sky or state securities laws.

(e)

This Agreement and the other Bond Documents to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and are  in all respects in full force and effect and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except that enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting enforcement of creditors’ rights generally and by general principles of equity), and no Event of Default, under this Agreement or the other Bond Documents to which the Company is a party and no event which, with notice or lapse of time or both, would constitute such a default or Event of Default has occurred and is continuing.

(f)

At least some contiguous part of the Project is located within the boundaries of the Issuer, and the remaining contiguous part of the Project is located entirely within Dane County, Wisconsin.

(g)

The Project consists entirely of facilities which meet the definition of clause (2) of the definition of Project in the Act, namely, generating, manufacturing, transmitting or distributing facilities for electric energy, gas or water.

ARTICLE III

AGREEMENT TO ISSUE BONDS AND MAKE LOAN; AGREEMENTS WITH RESPECT TO REFUNDING OF THE SERIES 2002B BONDS; USE OF PROCEEDS

Section 3.1  Agreement to Make Loan; Agreements with Respect to the Refunding of the Series 2002B Bonds. The Issuer agrees to make, but solely from the proceeds of the Bonds, and the Company agrees to accept, the Loan, to refinance the Project through the refunding, in whole, of the Series 2002B Bonds. The Loan shall be made by depositing the proceeds from the issuance and sale of the Bonds into the Refunding Fund, in accordance with Section 6.04 of the Indenture. The Company’s obligation to repay the Loan shall be evidenced by the Note substantially in the form attached hereto as Exhibit B. The Company agrees to make all payments required hereunder and under the Note, subject to the limitation of Section 4.4, when and as the same shall become due and payable.

Section 3.2 Agreement to Issue Bonds.  In order to provide funds for making the Loan, the Issuer shall simultaneously with the execution and delivery hereof proceed with the issuance and sale of the Bonds bearing interest, maturing and having the other terms and provisions set forth in the Indenture.

Section 3.3  Limitation of Issuer’s Liability.  Anything contained in this Agreement to the contrary notwithstanding, any obligation the Issuer may incur in connection with the issuance of the Bonds for the payment of money shall not be deemed to constitute a debt or general or moral obligation of the Issuer within any constitutional or statutory limitations, but shall be payable solely from the revenues and receipts derived by it pursuant to this Agreement, including payments received under the Note and from payments under the Credit Facility during any Credit Facility Period.

Section 3.4 Compliance with Indenture. If the Company is not in default under this Agreement, the Issuer, at the request of the Company, shall, (a) if the Bonds are then redeemable under the Indenture, take all steps that may be necessary to effect redemption thereunder, and (b) take any other action required by the Indenture. By its execution of this Agreement, the Company acknowledges its approval of all the terms and conditions set forth in the Indenture.

Section 3.5  Refunding Fund.  In the Indenture, the Issuer has authorized and directed the Trustee to make payments from the Refunding Fund to effect the redemption in whole of the Series 2002B Bonds. Following the redemption of the Series 2002B Bonds, the Refunding Fund held under the Indenture will be closed.

ARTICLE IV PAYMENT

Section 4.1 Amounts Payable. (a)  The Company shall pay to the Trustee, for the account of the Issuer, an amount equal to the aggregate principal amount of the Bonds Outstanding and, as interest on its obligation to pay such amount, an amount equal to interest on the Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the Issuer to cause amounts to be deposited in the Bond Fund, for the payment of the principal of and interest on the Bonds, whether at maturity, upon redemption or acceleration; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder. Any overdue payment will bear interest at a rate equal to the rate or rates borne by the Bonds from the date payment is due until payment is made in full. During any Short Term Period or Commercial Paper Period, the Company may provide for the payment of the principal of the Bonds, upon maturity, redemption or acceleration, and provide for payment of the interest on the Bonds, by the delivery of the Credit Facility to the Trustee. The Company hereby authorizes and directs the Trustee to draw moneys under the Credit Facility in accordance with the provisions of the Indenture to the extent necessary to pay the principal of and interest on the Bonds when due. All moneys drawn under the Credit Facility to pay the principal of and interest on the Bonds shall be credited against the obligation of the Company to make payments under this Section 4.1(a) and under the Note. The obligations of the Company under this Section 4.1(a) are evidenced by the Note.

(b)

The Company shall also pay to the Trustee amounts equal to the amounts to be paid by the Trustee as the Purchase Price, such amounts to be paid by the Company to the Trustee on the dates such payments are to be made pursuant to Section 4.01 and 4.02 of the Indenture; provided, however, that the obligations of the Company to make any such payment hereunder shall be reduced by the amount of moneys available for such payment under Section 4.03(a) and (b) of the Indenture. During any Short Term Period or Commercial Paper Period, the

Company may provide for the payment of the Purchase Price by the delivery of the Credit Facility to the Trustee. The Company hereby authorizes and directs the Trustee to draw moneys under the Credit Facility in accordance with the provisions of the Indenture to the extent necessary to provide moneys to pay the Purchase Price. All moneys drawn under the Credit Facility to pay the Purchase Price shall be credited against the obligation of the Company to make the payments required by this Section 4.1(b). The obligations of the Company under this Section 4.1(b) are evidenced by the Note.

(c)

The Company also shall pay, as and when the same become due, (1) to the Trustee, its reasonable fees for services rendered and for expenses reasonably incurred by it as Trustee and Bond Registrar under the Indenture, including the reasonable fees of its Counsel, the reasonable fees and expenses of any paying agent and all other such amounts which the Company herein assumes or agrees to pay, including any cost or expense necessary to cancel and discharge the Indenture and (2) to the Issuer, its reasonable costs, fees and expenses directly related to the Bonds, including the reasonable fees of its Counsel, and a reasonable share of such other fees and expenses of the Issuer charged or incurred because the Bonds were issued or outstanding.

(d)

The Company also agrees to indemnify the Trustee (in its capacity as Trustee and Bond Registrar) and the Tender Agent and their officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or reasonable expense (including reasonable fees and expenses of counsel which include reasonable costs to enforce this Section) incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of their trusts and duties under the Indenture and the Tender Agent Agreement, as the case may be, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, the Company or any other Person) or liability in connection with the exercise or performance of any of their powers or duties thereunder.

(e)

In the event the Company should fail to make any of the payments to the Trustee (in its capacity as Trustee or Bond Registrar) or the Tender Agent required by this Section, the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the Trustee’s prime rate until paid.

(f)

The obligations of the Company under subsections (c), (d), and (e) of this Section shall survive the termination of this Agreement and the resignation or removal of the Trustee or Tender Agent.

Section 4.2   Payments Assigned.  It is understood and agreed that all payments hereon, as well as the Issuer’s other rights under this Agreement and the Note (except the rights of the Issuer to indemnification pursuant to Section 5.1, to payment of fees, costs and expenses and the right to receive notices as provided herein and in the Indenture) are assigned by the Indenture to the Trustee. The Company consents to such assignment, and agrees to pay to the Trustee all amounts payable by the Company that are so assigned.

Section 4.3 Default in Payments. If the Company should fail to make payments required by the Note or this Agreement with respect to the Bonds when due, the Company, to the extent permitted by law, shall pay interest with respect to the payments thereon at the rate of interest borne by the Bonds from the due date until paid.

Section 4.4   Obligations of Company Unconditional.  The obligation of the Company to make the payments to the Trustee and to perform and observe all other covenants, conditions and agreements hereunder shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Credit Facility Issuer, during any Credit Facility Period, the Tender Agent or the Trustee. The obligations of the Company hereunder are not subordinate to any other obligations of the Company and will rank pari passu with other unsecured unsubordinated obligations of the Company. Subject to prepayment of the Note in full and termination as provided herein (except as provided in Section 4.1(f)), the Company shall not suspend or discontinue any such payment hereunder or fail to observe and perform any of its other covenants, conditions and agreements hereunder for any cause, including, without limitation, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Project, or commercial frustration of purpose, or any damage to or destruction or condemnation of all or any part of the Project, or any change in the tax or other laws of the United States of America, the State or any political subdivision of either, or any failure of the Issuer, Credit Facility Issuer, during any Credit Facility Period, or the Trustee to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Indenture or this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, the Company does not waive, and shall not be prevented from otherwise enforcing, any rights it may have against the Issuer, the Trustee or Credit Facility Issuer. The Company may, after giving to the Issuer and the Trustee 10 days’ notice of its intention to do so, at its own expense and in its own name or, with the consent of the Issuer, which consent shall not be unreasonably withheld or delayed, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect any of its rights hereunder or the rights of the Issuer under the Indenture, and, in such event, the Issuer shall cooperate fully with the Company and take all necessary action to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.

ARTICLE V SPECIAL COVENANTS

Section 5.1  Issuer’s Expenses; Indemnification.  The Company agrees, whether or not the transactions contemplated by this Agreement and the Indenture shall be consummated, (a) to pay and save harmless the Issuer and its officials, officers, directors, employees and agents against any liability for the payment of all reasonable out-of-pocket expenses arising in connection with the transactions contemplated hereby, including the reasonable fees of the Issuer’s Counsel, and including a reasonable share of the cost of any audit of the funds of the Issuer required because the Bonds were issued or are outstanding, and (b) to protect, indemnify and save harmless the Issuer and its officials, officers, directors, employees and agents from and against (i) any and all claims, demands and causes of action of any nature whatsoever, and all reasonable fees and expenses incident to the defense thereof, including, but not limited to (A) all claims or liability resulting from, arising out of or in connection with the issuance and sale of the Bonds or the performance of duties under the Bond Documents (including, without limitation, any challenge to the validity or enforceability of the Bonds, the application of moneys, the investment of funds and the disposition of the Project upon the occurrence of any Event of Default), (B) any costs, taxes, losses, assessments, charges, levies, claims or fees (including legal fees) of any kind or character which may arise due to any failure to comply with applicable securities laws upon the initial offering or any subsequent remarketing of the Bonds or due to the failure of the interest on the Bonds to be excludible from gross income of the holders thereof for purposes of federal income taxation pursuant to the Code, or any challenges to or inquiries regarding the tax exemption of the Bonds raised in an Internal Revenue Service audit or other investigation, or by past or current holders of the Bonds, or (C) all claims or liability resulting from any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the use of the Project and (ii) any and all acts of the Trustee. Nothing herein shall require the Company to indemnify the Issuer for any claim or liability resulting from the Issuer’s own willful acts or gross negligence or for any claim or liability which the Company was not given the opportunity to contest. The Company may, and if so requested by the Issuer shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against the Issuer or the Trustee or any of their respective officers, agents or employees in connection with any of the matters indemnified against in this Section.

The obligations of the Company to the Issuer under this Section shall survive the termination of this Agreement, the Indenture and the other Bond Documents and the payment and performance of all other obligations of the Company.

Section 5.2 Limitation of Liability of Directors, etc. of Issuer and Company. No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any present or future alder, council member, officer, employee or agent of the Issuer in his or her individual capacity, and neither the alders or other officials of the Issuer nor any officer thereof executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No member, officer, employee or agent of the Issuer shall incur any personal liability with respect to any other action taken by him or her pursuant to this Agreement or the Act or any of the transactions contemplated thereby provided that he or she acts in good faith.

No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any present or future director, officer, employee or agent of the Company in his or her individual capacity, and neither the directors of the Company nor any officer thereof executing the Note shall be liable personally on the Bonds or the Note or be subject to any personal liability or accountability by reason of the execution and delivery thereof. No director, officer, employee or agent of the Company shall incur any personal liability with respect to any other action taken by him or her pursuant to this Agreement, provided that such director, officer, employee or agent acts in good faith.

Section 5.3 Maintenance of Corporate Existence. The Company agrees that while any sum remains unpaid on the Note or hereunder, it will maintain its corporate existence and good standing in the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Company may, without violating the agreements contained in this Section consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the States of the United States of America) or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of the Company hereunder and under the Note and is a corporation qualified to do business in the State and the Trustee has received an opinion of Counsel to the effect that the requirements of this Section have been complied with.

Section 5.4  Maintenance of Existence of Issuer.  Except for the assignment of its rights under this Agreement and the Note to the Trustee pursuant to the Indenture, the Issuer agrees that it will not assign, transfer or convey its interest in this Agreement or the Note or any of the revenues to be derived therefrom. The Issuer further agrees that, until the Bonds have been paid in full, the Issuer will not (a) dissolve or otherwise dispose of all or substantially all of its assets, (b) consolidate with or merge into any authority, corporation, association or other body, (c) permit any other authority, corporation, association or other body to consolidate with or merge into it, (d) act jointly with any other authority, corporation, association or other body (other than the Company and the Trustee) with respect to the transactions contemplated by this Agreement and the Indenture, or (e) take any action or refrain from taking any action which would (i) permit any of the foregoing to be required by operation of law or (ii) permit it, or require it by operation of law, to avoid its duties and limited obligations under this Agreement or the Indenture or any other agreement contemplated hereby; provided, however, that nothing contained in this Section shall prevent the consolidation of the Issuer with, or the merger of the Issuer into, or the transfer of the interest of the Issuer in this Agreement and the Note as an entirety to, any public corporation whose property and income are not subject to taxation and which has the corporate authority to carry out the transactions contemplated by this Agreement and the Indenture, but only on the condition that (A) reasonable prior notice of such consolidation, merger or transfer is given to the Company and the Trustee, and (B) upon any such consolidation, merger or transfer, the obligation of the Issuer to make due and punctual payment of the principal of, redemption premium (if any) and interest on the Bonds according to their tenor and to perform and observe all of the agreements and conditions of this Agreement and the Indenture shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the interest of the Issuer in this Agreement and the Note shall be transferred as an entirety.

Section 5.5 Company’s Performance Under Indenture; Amendments to Indenture.  The Company agrees, for the benefit of the Owners from time to time of the Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by it. The Issuer agrees that it shall not execute or permit any amendment or supplement to the Indenture which affects any right, power or authority of the Company under this Agreement or under the Note or requires a revision of this Agreement or the Note without the prior written consent of the Company.

Section 5.6 Use of Proceeds; Other Matters with Respect to Project, Bonds and Tax Exemption.

(a)

Use of Proceeds; Prohibited Uses of Project, etc. Neither the Issuer nor the Company shall cause any proceeds of the Bonds to be expended except pursuant to the Indenture and this Agreement. The Company shall not (1) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which has or would result in the loss of the excludability of interest on the Bonds from gross income of the owners thereof for Federal income tax purposes; or (2) take or omit, or permit to be taken or omitted, any other action the taking or omission of which has or would cause the loss of such exclusion.

(b)

The Company further represents and warrants that the Company’s Tax Certificate and Covenants delivered on the Closing Date is true, complete and correct. Said certificate is incorporated herein by reference as though it was set forth herein in its entirety.

(c)

Covenant to Maintain Tax Exemption. The Company and the Issuer hereby covenant and agree on their own behalf that they shall not take any action, cause any action to be taken, omit to take any action or cause any omission to occur which would cause the interest on the Bonds to become includable in the gross income of the recipients thereof for Federal income taxation.

Section 5.7 Reference to Bonds Ineffective After Bonds Paid and Other Obligations Satisfied. Upon the discharge of the Indenture and upon payment of all obligations under this Agreement and the Note, all references in this Agreement to the Bonds and the Trustee shall be ineffective, and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Sections 4.1 and 5.1 hereof and except for such rights as may have theretofore vested or arisen from the Company’s obligations hereunder.

Section 5.8 Financial Records. The Company shall cause proper books of record and account of its operation of the Project to be maintained.

Section 5.9  Credit Facility.  (a) No Credit Facility will be provided in connection with the initial issuance of the Bonds. Subsequent to the initial issuance of the Bonds, the Company may, in its sole discretion, furnish a Credit Facility to provide payment of principal of, interest on and Purchase Price of the Bonds during any Short Term Period or Commercial Paper Period. If the Company is providing the Credit Facility to provide payment of principal of, interest on and Purchase Price of the Bonds during any Short Term Period with a duration of one day or one week, the Company may deliver the Credit Facility on any Business Day prior to the commencement of such Short Term Period and the Credit Facility may be effective and may terminate on any day. If the Company is providing the Credit Facility to provide for payments during any Short Term Period with a duration greater than one week or during the Commercial Paper Period, the Company shall deliver the Credit Facility to the Trustee at least 10 days before the beginning of the Short Term Period or Commercial Paper Period and such Credit Facility shall be effective as of the beginning of such Short Term Period or Commercial Paper Period and shall not terminate until 15 days after the end of such Short Term Period or Commercial Paper Period. Any Credit Facility provided by the Company pursuant to this Section shall have administrative provisions reasonably satisfactory to the Trustee. Pursuant to and subject to Section 10.13 of the Indenture, the Trustee will provide each Rating Agency with notice of any Credit Facility provided pursuant to this Section. The delivery of any Credit Facility to the

Trustee shall constitute a representation and warranty to the Trustee that such Credit Facility complies with the requirements of this Agreement and the Indenture.

(a)

During the Credit Facility Period, the Company may deliver to the Trustee, at any time, a Substitute Credit Facility. On or before the date of such delivery of a Substitute Credit Facility to the Trustee, the Company shall furnish to the Trustee (i) a written opinion of Bond Counsel to the effect that the delivery of such Substitute Credit Facility will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes; and (ii) a written opinion of Counsel to the Credit Facility Issuer to the effect that the Substitute Credit Facility is a legal, valid, binding and enforceable obligation of the Credit Facility Issuer in accordance with its terms.

(b)

In addition to the notice required in (a) above, the Company shall give the Trustee (i) at least 25 days’ notice prior to the effective date of any Substitute Credit Facility that a Substitute Credit Facility is being provided and the identity of the Credit Facility Issuer providing the Substitute Credit Facility and (ii) at least 30 days’ notice of any Mandatory Purchase Date resulting from any elective termination by the Company of a Credit Facility prior to its stated expiration or the date to which the expiration of the Credit Facility may be extended, from time to time, either by extension or renewal of the existing Credit Facility or the issuance of a Substitute Credit Facility.

Section 5.10 Disposition of Bond Proceeds. The Company hereby directs the Issuer to establish the Refunding Fund and the Bond Fund with the Trustee in accordance with Sections 6.01 and 6.04 of the Indenture. The proceeds of the issuance and sale of the Bonds shall be deposited with the Trustee, in accordance with the provisions of the Indenture.

Section 5.11 Investment of Bond Fund and Refunding Fund Moneys Permitted. Any moneys held in the General Account in the Bond Fund or the Refunding Fund shall be invested or reinvested by the Trustee upon the request and direction of the Company in investments provided for in Section 7.01 of the Indenture, to the extent permitted by the laws of the State.

Section 5.12 No Warranty of Project. The Issuer makes no warranty, either express or implied, as to the actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Agreement, as to the condition of the Project, or that the Project is suitable for the Company’s purposes or needs.

Section 5.13 Maintenance of Project by Company. (a) The Company agrees that at all times during the term of this Agreement it will, at its own expense, maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept with the appurtenances and every part and parcel thereof, in good repair, working order and condition and that it will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that all or any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may dispose of the Project or remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of the Project or such removed portion without any responsibility or accountability to the Issuer, the Trustee or the Owners therefor.

(a)

The Company agrees to deposit any proceeds from a disposition of all or any portion of the Project in a restricted fund within the Bond Fund within ninety (90) days of receipt of such proceeds, unless the Company shall receive an opinion of nationally recognized bond counsel to the effect that such deposit is not necessary, it being the purpose and intent of this sentence to permit the use of such disposition proceeds in the manner permitted or required by the Code to preserve the tax-exempt status for federal income tax purposes of interest on the Bonds. The Company shall direct the Trustee that any amounts so deposited in the Bond Fund pursuant to this Section 5.13 shall be treated as a separate, restricted escrow fund within the Bond Fund and shall be invested and reinvested at the direction of the Company only in investments designated by the Company and permitted by Article VII of the Indenture with a “yield” not in excess of the “yield” on the Bonds permitted by the Code or in tax exempt bonds as defined under Section 150(a)(6) of the Code. The Company shall direct that such amounts shall be applied by the Trustee only in accordance with the last paragraph of Section 6.03 of the Indenture. The Company shall notify the Internal Revenue Service of any such deposit of moneys into a separately restricted escrow fund within the Bond Fund within ninety (90) days of such deposit. The Company agrees to obtain the advice of nationally recognized bond counsel and to take such action, including causing the optional redemption of Bonds at the times and in the amounts required by the Code, in order to preserve the tax-exempt status for federal income tax purposes of interest on the Bonds, including, if necessary, by deposit of its own funds into the restricted fund within the Bond Fund to the extent the amount therein is insufficient to cause the required redemption.

(b)

The removal from the Project of any portion thereof pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the payments and other sums payable hereunder.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1   Event of Default Defined.  Each of the following events shall be an Event of Default, provided that, during the Credit Facility Period, the events described below shall not constitute Events of Default unless the Credit Facility Issuer consents thereto or the Credit Facility has been wrongfully dishonored:

(a)

default in the payment of any installment on the Note or amounts under Section 4.1(a) or (b) hereof when the same becomes due and payable;

(b)

default in the performance of, or breach of, any covenant or warranty of the Company in this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or the Issuer a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that, if said default is such that it cannot be

(a)

remedied within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the default is remedied;

(c)

the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing;

(d)

any case or proceeding against the Company shall be commenced seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of the Company or for all or a substantial part of its property shall be appointed in any such case or proceeding; and such case or proceeding (1) results in the entry of an order for relief or a similar order against it and (2) shall continue unstayed and in effect for a period of 60 consecutive days; or

(e)

A Default under the Indenture.

Notwithstanding the provisions of Section 6.1(b) hereof, if by reason of force majeure either party hereto shall be unable in whole or in part to carry out its obligations hereunder, other than the payment obligations specified in this paragraph, and if such party shall give notice and full particulars of such force majeure in writing to the other party and to the Trustee and, during the Credit Facility Period, the Credit Facility Issuer, within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period shall not be deemed an Event of Default under this Section 6.1. Notwithstanding anything to the contrary in this subsection, an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by Section 4.1 hereof, to provide the indemnity required by Section 5.1 hereof or to comply with the representations or covenants contained in Sections 5.3, 5.6 and 7.1 hereof. The term “force majeure” as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties.

Section 6.2 Remedies on Default.  Whenever an Event of Default shall have happened and be continuing, the Trustee shall have the obligation, subject to and as provided in Article IX of the Indenture, to declare all amounts due hereunder to be due and payable, and upon notice to the Company of such declaration, such amounts shall thereupon become forthwith immediately due and payable, and, during the Credit Facility Period, the Trustee shall draw upon the Credit Facility in accordance with the provisions of the Indenture. Anything herein to the contrary notwithstanding, should an Event of Default described in Section 6.1(c) or (d) hereof occur, all amounts due hereunder shall be immediately due and payable, and no declaration of acceleration by the Trustee shall be necessary. Upon the occurrence and continuation of an Event of Default resulting in the Bonds becoming due and payable, the Trustee may:

(a)

Declare all payments on the Note to be immediately due and payable, whereupon the same shall become immediately due and payable.

(b)

Take whatever action at law or in equity may appear necessary or desirable to collect the payments then due and thereafter to become due or to enforce observance or performance of any covenant, condition or agreement of the Company under this Agreement or the Note.

(c)

Exercise any remedies provided in the Indenture.

If the Trustee as the assignee of the Issuer exercises any of its rights or remedies under this Section, it shall give notice of such exercise to the Company and the Credit Facility Issuer

(1) in the manner provided in Section 9.3 hereof and (2) by telephone; provided, however, that failure to give such notice by telephone shall not affect the validity of the exercise of any right or remedy under this Section.

Section 6.3 No Remedy Exclusive. No remedy set forth in Section 6.2 hereof is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient.

Section 6.4   Attorneys’ Fees and Other Expenses.  The Company shall on demand pay to the Issuer and the Trustee the reasonable fees of attorneys and other reasonable expenses incurred by either of them in the collection of payments due on the Note or the enforcement of any other obligation of the Company upon an Event of Default.

Section 6.5 No Additional Waiver Implied by One Waiver. If either party or its assignee waives a default by the other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE VII PREPAYMENT AND REDEMPTION

Section 7.1 Prepayment and Redemption. The Company shall have the option to prepay the Note at the times and in the amounts as necessary to exercise its option to cause the Bonds to be redeemed as set forth in the Bonds. The Company shall prepay the Note at the times and in the amounts as necessary to accomplish the mandatory redemption of the Bonds as set forth in the Bonds. The Bonds shall be prepaid or redeemed in the manner and at the times set forth in the Bonds.

The Company shall give the Trustee notice of any redemption pursuant to Sections 3.01,

3.02 or 3.03 of the Indenture at least 15 days (or such shorter period as shall be acceptable to the Trustee) prior to the latest date that notice of redemption may be given pursuant to Section 3.04 of the Indenture, such notice to the Trustee to specify the redemption date, the principal amount of Bonds to be redeemed, the premium, if any, the Section of the Indenture pursuant to which such redemption is to be made, and, in connection with a redemption under Section 3.01 or 3.02 of the Indenture, that all conditions precedent provided for in the Indenture to the right or obligation of the Company, as the case may be, to redeem the Bonds pursuant to such Section have occurred.

ARTICLE VIII [RESERVED]

ARTICLE IX MISCELLANEOUS

Section 9.1 Appointment of Remarketing Agent. Pursuant to the Remarketing Agreement, the Company has appointed the Remarketing Agent to remarket the Bonds in accordance with the Indenture and the Remarketing Agreement.

Section 9.2 Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article VIII of the Indenture and until all payments required under this Agreement shall have been made.

Section 9.3 Notices, etc. Unless otherwise provided herein, all demands, notices, approvals, consents, requests and other communications hereunder shall be given as provided in the Indenture.

Section 9.4  Amendments to Agreement and Note.  Neither this Agreement nor the Note shall be amended or supplemented subsequent to the issuance of the Bonds and before Payment of the Bonds, except as provided in Article XII of the Indenture.

Section 9.5  Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including the Credit Facility Issuer.

Section 9.6  Severability.  If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

Section 9.7 Applicable Law; Entire Understanding.  This Agreement shall be governed by the applicable laws of the State. The Bond Documents express the entire understanding of the parties, and none of the agreements between the parties may be modified except in writing signed by the parties.

Section 9.8 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument; except that to the extent, if any, that this Agreement shall constitute personal property under the Uniform Commercial Code of the State, no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart of this Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Agreement.

Section 9.9 Trustee as Third-Party Beneficiary. The Trustee is an express third-party beneficiary to this Agreement.

written.

IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above

CITY OF MADISON, WISCONSIN

By:

/s/ Satya Rhodes-Conway

          Mayor

[SEAL]

Attest:

By:  /s/ Maribeth Witzel-Behl

        City Clerk

MADISON GAS AND ELECTRIC COMPANY

By:   /s/ Jeffrey C. Newman

Name:  Jeffrey C. Newman

Title: Executive Vice President, Chief Financial

Officer, Secretary and Treasurer

RECEIPT

Receipt of the foregoing original counterpart of the Agreement, dated as of April 1, 2020, between the City of Madison, Wisconsin and Madison Gas and Electric Company is hereby acknowledged.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  /s/ Steven F. Posto

Name:  Steven F. Posto

Title:  Vice President

[Trustee Receipt re Loan Agreement]

EXHIBIT A

Description of the Project

The acquisition, construction and equipping of the Project have been completed. The Project consists of additions and improvements to the Company's electric distribution system located throughout Dane County, Wisconsin. The additions and improvements within the Madison City limits included (1) the Blount Generating Station (700 block, East Main St.) relating to boiler, turbine, generator, pollution control and other facilities; (2) the transmission system, located throughout the City including, particularly, improvements and additions to the Sycamore (4102 Sycamore Ave.), Femrite (5705 Femrite Dr.), and West Towne (99 West Towne Mall) substations; an underground line from the Sycamore Substation to the Blount Station; a new substation (1700 block, Commercial Ave.); and the uprating of a 69-kV overhead line (extending westward from 1210 Spring Harbor Road, in the vicinity of University Ave.); and (3) the local distribution system, consisting of overhead and underground facilities, customer meters, line transformers and direct load management devices and other equipment and property located throughout the City including, particularly, improvements and additions to the East Towne (222 East Towne Mall) and Mendota (2400 block, Pennsylvania Ave.) substations and University Station Mall (2800 block, University Ave.); distribution facilities (Milwaukee Street and Hwy. 51); the Rosa Rd. - Parkwood tie; underground conduit and reconstruction of streets (Blount, Blair and Williamson Sts.); conversion to 14-kV overhead lines (West Beltline Hwy. area); and underground conduit (University Ave. - Campus area).

The electric distribution portion of the Project, to the extent located in Dane County but outside Madison City limits, included overhead lines, poles, transformers, and other facilities located throughout the County including, but not limited to: a 14-kV line on Hanson and Portage Roads, Town of Burke; switches and other facilities at 2700 Clayton Lane, Town of Madison; switches and other facilities, Town and Village of Cross Plains; a 4/14kV double-circuit along Wheeler Road, Town of Westport; an overhead primary tie between the West Towne and West Middleton substations in the vicinity of Old Sauk Road and Highways 12 and 14, City of Middleton; extensions of the circuit from McKee Road to Fitchrona Road, Town of Verona and City of Fitchburg; new switch gear and loop feed on Gisholt Road of South Towne Drive, City of Monona; switching and sectionalizing improvements to the Golf Green Industrial Park on Pleasant View Road, City of Middleton; underground facilities, City of Middleton (downtown); overhead facilities, Towns of Dunn and Blooming Grove; overhead circuits, feeds, and services, Town of Westport; and other underground facilities throughout the County.

EXHIBIT B

Promissory Note

MADISON GAS AND ELECTRIC COMPANY

$19,300,000

Dated: April 20, 2020

Due: October 1, 2027

Madison Gas and Electric Company, a Wisconsin corporation (the “Company”), for  value received, hereby promises to pay to the City of Madison, Wisconsin (the “Issuer”), or assigns, the principal sum of $19,300,000, with interest on the unpaid principal sum from the date hereof until said principal sum shall be paid, and, to the extent permitted by law, interest on overdue installments of such interest, in each case at the identical rates of interest and times provided in the Issuer’s $19,300,000 Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A (the “Bonds”), issued pursuant to an Indenture of Trust dated as of April 1, 2020 (the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”).  In addition, the Company hereby agrees that  on or before any date on which all or a portion of the Bonds are subject to purchase pursuant to Article IV of the Indenture, it shall pay to the order of the Issuer a sum which, after taking into account moneys deposited by the Remarketing Agent or drawn under the Credit Facility, if any, as described in Section 4.03 of the Indenture to purchase Bonds, shall be sufficient to pay the Purchase Price (as defined in the Indenture) of such Bonds which are subject to purchase on such day.

Payments shall be made in lawful money of the United States of America in immediately available funds to the Trustee on the date payment is due, at the designated office of the Trustee, in Milwaukee, Wisconsin, or at such other place as the Trustee may direct in writing.

Anything herein to the contrary notwithstanding, any amount at any time held by the Trustee in the Bond Fund established in Section 6.01 of the Indenture (the “Bond Fund”), and available for such purpose shall, at the request of the Company, be credited against the next succeeding payment hereunder and shall reduce the payment to be made by the Company. If at any time the amount of Available Moneys held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of, premium, if any, and interest on the Bonds then remaining unpaid and to pay all fees, expenses and indemnities of the Trustee, the Bond Registrar and the paying agents accrued and to accrue through final payment of the Bonds, the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

The Issuer, by the execution of the Indenture and the assignment form at the foot of this Note, is assigning this Note and the payments hereon to the Trustee, as security for the Bonds. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of and interest on the Bonds. All moneys drawn under the Credit Facility, as defined in the Indenture, to pay principal of and interest on the Bonds shall be credited against the Company’s obligations hereunder. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Loan Agreement, dated as of April 1, 2020 (the “Agreement”), between the Issuer and the Company, and the Bonds have been paid or provided for in full.

In addition to the payments of principal and interest specified in the first paragraph hereof, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment when due of principal of (whether at maturity, by acceleration or call for redemption, or otherwise), premium, if any, and interest on the Bonds.

The Company shall have the option to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Agreement.

This Note is issued pursuant to the Agreement in evidence of the Company’s payment obligation in Sections 4.1(a) and 4.1(b) thereof and is entitled to the benefits and subject to the conditions thereof, including the provisions of Section 4.4 thereof that the Company’s obligations thereunder and hereunder shall be unconditional as provided in such Section 4.4. All the terms, conditions and provisions of the Agreement are, by this reference thereto, incorporated herein as a part of this Note.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name, all as of the date first above written.

MADISON GAS AND ELECTRIC COMPANY

By:   /s/ Jeffrey C. Newman

Name:  Jeffrey C. Newman

Title:  Executive Vice President, Chief Financial

Officers, Secretary and Treasurer

ASSIGNMENT

The City of Madison, Wisconsin (the “Issuer”), hereby irrevocably assigns the foregoing Note to U.S. Bank National Association, as trustee (the “Trustee”) under an Indenture of Trust, dated as of April 1, 2020 (the “Indenture”), with the Issuer and hereby directs Madison Gas and Electric Company to make all payments of principal of, premium, if any, and interest thereon directly to the Trustee at its designated corporate trust office in Chicago, Illinois, or at such other place as the Trustee may direct in writing. Such assignment is made without representation and without recourse as security for the payment of the Issuer’s $19,300,000 Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A, issued pursuant to the Indenture.

CITY OF MADISON, WISCONSIN

By: /s/ Satya Rhodes-Conway

Mayor

Dated: April 20, 2020